Exhibit 10.61

Please quote our reference when replying Our Ref : JTC(L) 3601/2506

22 September 2006

JTC Corporation
TRIO-TECH INTERNATIONAL PTE LTD		The JTC Summit
1008 TOA PAYOH NORTH		8 Jurong Town Hall Road
#03-09		Singapore 609434
SINGAPORE(318996)
contact
		centre hotline	1800 568 7000
		main line	(65) 6560 0056
	By Local Urgent Mail	facsimile	(65) 6565 5301
(Attention : LEE-SOON SIEW KUAN)		website	www.jtc.gov.sg
Dear Sirs,
OFFER OF TENANCY FOR FLATTED FACTORY SPACE
1	We are pleased to offer a tenancy of the Premises subject to the covenants, terms and conditions in the annexed Memorandum of Tenancy No. 27.09 (“the MT”) and in this letter (collectively called “the Offer”).

2	2.1	The Premises :
Private Lot A0618412 also known as Unit #02-18 (“the Premises”) in BLK 1008 TOA PAYOH NORTH (“the Building”) in the TOA PAYOH NORTH INDUSTRIAL ESTATE SINGAPORE 318996 as delineated and edged in red on the plan attached to the Offer.

2.2	Term of Tenancy :

3 years 0 months (“the Term”) with effect from 1 December 2006 (“the Commencement Date”).

2.3	Tenancy:
(a)	Your due acceptance of the Offer in accordance with Clause 3 of this letter shall, together with the Offer, constitute a binding tenancy agreement (“the Tenancy”).

(b)	In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the MT, the relevant covenant, term or condition in this letter shall prevail.

LO(FF) 30.003+MT 27.09/09 July 2002/IDG (New Allocation)
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2.4	Area :

Approximately 322 square metres (“the Area”).

2.5	Rent:
(a)	Discounted rate of ( $9.98 ) per square metre per month on the Area, for so long as you shall occupy by way of tenancy an aggregate floor area of 5,000 to 9,999 square metres in the Building or in the various flatted factories belonging to us; and

(b)	Discounted rate of Dollars ****** ( $10.19 ) per square metre per month on the Area, in the event that the said aggregate floor area occupied is at any time reduced to between 1,000 to 4,999 square metres in the Building or in the various flatted factories belonging to us; and

(c)	Normal rate of Dollars ********* ($10.50 ) per square metre per month on the Area, in the event that the said aggregate floor area occupied is at any time reduced to below 1,000 square metres (when the discount shall be totally withdrawn) with effect from the date of reduction in the said aggregate floor area,

(“Rent”) to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.). After your first payment is made in accordance with Clause 3 of this letter and the attached Payment Table, the next payment shall be made on 01 January 2007.
2.6	Service Charge:

$2.25 per square metre per month (“Service Charge”) on the Area as charges for services rendered by us, payable by way of additional and further rent without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

LO(FF) 30.003+MT 27.09/09 July 2002/IDG (New Allocation)
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2.7	Security Deposit/Banker’s Guarantee :

Ordinarily we would require a tenant to lodge with us a security deposit equivalent to three (3) months’ rent and service charge. However, as payment by GIRO has been made a condition with which you must comply under clause 3 of this letter, you shall, at the time of your acceptance of the Offer, place with us a deposit equivalent to one (1) month’s Rent (at the discounted rate) and Service Charge (“Security Deposit”) as security against any breach of the covenants, terms and conditions in the Tenancy, as follows :
(a)	The Security Deposit may be in the form of cash or acceptable Banker’s Guarantee in the form attached (effective from 1 October 2006 to 28 February 2010), or such other form of security as we may in our absolute discretion permit or accept.

(b)	The Security Deposit shall be maintained at the same sum throughout the Term and shall be repayable to you without interest, or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker’s Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

(c)	If the Rent at the discounted rate is increased to the normal rate, or Service Charge is increased, or any deductions are made from the Security Deposit, you shall immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to one (1) month’s Rent (at the normal or discounted rate, as the case may be) and Service Charge.

(d)	If at any time during the Term, your GIRO payment is discontinued, then you shall place with us, within two (2) weeks of the date of discontinuance of your GIRO payment, the additional sum equivalent to two (2) months’ Rent and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Rent (at the normal or discounted rate, as the case may be) and Service Charge for the remaining period of the Term.
2.8	Mode of Payment:
(a)	Your first payment to be made with your letter of acceptance in accordance with Clause 3 of this letter and the attached Payment Table shall be by non-cash mode (eg, Cashier’s Order, cheque).

LO(FF) 30.003+MT 27.09/09 July 2002/IDG (New Allocation)
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(b)	Thereafter during the Term, you shall pay Rent, Service Charge and GST by Interbank GIRO or any other mode to be determined by us.

(c)	You have an existing account with us from which we shall deduct the aforesaid payments. You are therefore not required to submit a duly completed GIRO form as part of the Mode of Due Acceptance. But if you wish to have a separate GIRO account to meet the aforesaid payments, please complete the GIRO deduction form enclosed.

(d)	However, pending finalisation for the GIRO arrangement, you shall pay Rent, Service Charge and GST as they fall due by cheque or Cashier’s Order.
2.9	Authorised Use :

You shall use the Premises for the purpose of MANUFACTURE OF SEMICONDUCTOR ASSEMBLY AND TESTING EQUIPMENT (INCLUDING COMPUTER BURN-IN SYSTEM) only and for no other purpose whatsoever (“the Authorised Use”).

2.10	Approvals :

The Tenancy is subject to approvals being obtained from the relevant governmental and statutory authorities.

2.11	Possession of Premises :
(a)	Subject to your acceptance of the Offer, keys to the Premises shall be made available to you within the period of two (2) months before the Commencement Date.

(b)	From the date you accept the keys to the Premises (“Possession Date”) until the Commencement Date, you shall be deemed a licensee upon the same covenants, terms and conditions as in the Tenancy.

(c)	if you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived (“Rent-Free Period”). Should you fail to so proceed, you shall:
(c1) remove everything installed by you;

(c2) reinstate the Premises to its original state and condition; and

LO(FF) 30.003+MT 27.09/09 July 2002/IDG (New Allocation)
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(c3) pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction, without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.
2.12	Loading Capacity :
(a)	Normal (Ground & Non-ground) Floor Premises :

You shall comply a nd ensure compliance with the following restrictions :

(a1) maximum loading capacity of the goods lifts in the Building; and

(a2) maximum floor loading capacity of 15 kiloNewtons per square metre of the Premises on the 02 storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.
2.14	Option for Renewal of Tenancy :
(a)	You may within 3 months before the expiry of the Term make a written request to us for a further term of tenancy.

(b)	We may grant you a further term of tenancy of the Premises subject to the following :
(b1) there shall be no breach of your obligations at the time you make your request for a further term, and at the expiry of the Term;

(b2) the duration of the further term shall be mutually agreed upon;

(b3) the rent payable shall be at a revised rate to be determined by us, having regard to the market rent of the Premises at the time of granting the further term. Our determination of the rent shall be final and conclusive; and

(b4) the tenancy for the further term shall be upon the same covenants, terms and conditions except for the duration, rent, security deposit (which shall be equivalent to three (3) month’s rent and service charge instead of two (2) months), and excluding a covenant for renewal of tenancy.

LO(FF) 30.003+MT 27,09/09 July 2002/106 (New Allocation)
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3	Mode of Due Acceptance:

The Offer shall lapse if we do not receive the following by 29 September 2006 :
(a)	Duly signed letter of acceptance (in duplicate) of the Offer, in the form set out in the Letter of Acceptance attached. (Please date as required in your letter of acceptance)

(b)	Payment of the sum set out in the Payment Table attached.
4	Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if those other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

5	Rent-Free Period :

As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in Clause 2.11(c) of this letter.

6	Variation to the Tenancy :

Any variation, modification, amendment, deletion, addition or otherwise of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us. No terms or representation or otherwise, whether expressed or implied, shall form part of the Offer other than what is contained herein.

7	Car-Parking Scheme :

The carpark for BLK 1008 TOA PAYOH NORTH is currently managed by WILSON PARKING (SINGAPORE) PTE LTD and you will have to observe and be bound by all the rules and regulations governing the use and operation of the carpark. You are requested to contact:
32 SULTAN GATE SINGAPORE 198480
Tel: 62621237
     on your use of the carpark.

LO(FF) 30.003+MT 27.09/09 July 2002/lDG (New Allocation)
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8	Electricity Connection:

Upon your acceptance of the Offer, you are advised to proceed expeditiously to engage a registered electrical consultant to submit two sets each of electrical single-line diagrams and electrical layout plans to and in accordance with the requirements of our Facilities Management Section, Operations Support Department of our Customer Services Group, for endorsement before an application is made to SP Services Ltd to open an account for electricity connection.

Please contact the Facilities Management Section at Blk 25 Kallang Avenue #05-02 Kallang Basin Industrial Estate Singapore 339416 for their requirements.

9	To guide and assist you, we enclose a Schedule of Statutory Controls for Flatted, Ramp-up and Stack-up Factory Customers.
Yours faithfully

Cheng Su Ting
INDUSTRIAL DEVELOPMENT (HIGH-RISE) DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JTC CORPORATION
DID : 68833419
FAX : 68855899
Email : suting@jtc.gov.sg
ENCS:

☑ Payment Table	☑ GIRO Form(s)	☑ Specimen BG Plan
☑ Specimen Acceptance Form	☑ MT No. 27.09
☑ Schedule of Statutory Controls for Flatted, Ramp-up and Stack-up Factory Customers

LO(FF) 30.003+MT 27.09/09 July 2002/lDG (New Allocation)
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PAYMENT TABLE
PREMISES : PRIVATE LOT A0618412 UNIT #02-18 BLK 1008 TOA PAYOH NORTH TOA PAYOH NORTH INDUSTRIAL ESTATE SINGAPORE 318996

		Amount	+5% GST
Rent at $9.98 per square metre per month on 322 square metres for the period 1 December 2006 to 31 December 2006	$3213.56		$160.68
$2.25 per square metre per month on 322 square metres for the period 1 December 2006 to 31 December 2006	$724.50		$36.23
Total Rent Payable (inclusive of Service Charge)		$3938.06	$196.91
Security Deposit equivalent to three (3) months’ Rent and Service Charge (in cash or Banker’s Guarantee provided in accordance with Clause 2.7 of this letter)	$11814.18
Less:
Equivalent of two (2) month’s Rent and Service Charge (re GIRO)	$7876.12	$3938.06
Stamp fee payable on Letter of Acceptance (which we will stamp on your behalf)
Note: If the Letter is not returned to us within 14 days of the date of the Letter, you will have to pay penalty on the stamp duty which is imposed by Stamp Duty Office of IRAS.		$382.00
Sub-Total Payable		$8258.12	$196.91
Add: GST @ 5%		$196.91
Total Payable inclusive of GST		$8455.03

LO(FF) 30.003+MT 27.09/09 July 2002/IDG (New Allocation)
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